EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amended Form 1-A of our report dated August 27, 2021, relating to the financial statements of GelStat Corporation for the years ended December 31, 2020 and 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern,

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Ciro E. Adams, CPA, LLC

Wilmington, DE 19806-1004

December 15, 2021